UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 21, 2006
OLD NATIONAL BANCORP
(Exact name of Registrant as specified in its charter)

Indiana	001-15817	35-1539838

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Main Street
Evansville, Indiana 47708
(Address of Principal Executive Offices, including Zip Code)
(812) 464-1294
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 7.01. REGULATION FD DISCLOSURE
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT INDEX
Agreement and Plan of Merger
Voting Agreement
Press Release
Presentation Slides

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On October 21, 2006, Old National Bancorp (“ONB”) and St. Joseph Capital Corporation (“St. Joseph”) entered into an Agreement and Plan of Reorganization (the “Merger Agreement”). The Merger Agreement provides that ONB will acquire all of the outstanding shares of St. Joseph through a merger of an acquisition subsidiary of ONB into St. Joseph (the “Merger”). The Merger Agreement also provides that St. Joseph’s banking subsidiary, St. Joseph Capital Bank, will merge with and into ONB’s banking subsidiary, Old National Bank, with Old National Bank being the surviving corporation.
Pursuant to the terms of the Merger Agreement, which has been unanimously approved by the board of directors of each of St. Joseph and ONB, each issued and outstanding share of the common stock of St. Joseph will be converted into the right to receive $40.00 in cash. Unexercised stock options with respect to St. Joseph stock will be entitled to be settled for a cash payment with the exception of options covering approximately 22,340 shares of St. Joseph common stock, which are the unvested outstanding options held by certain executives of St. Joseph, that will be converted into stock options for ONB shares. The Merger has an aggregate transaction value of approximately $75.6 million (including the anticipated tax benefits to accrue in connection with the exercise or settlement of the St. Joseph stock options in the Merger).
St. Joseph and ONB have made customary representations, warranties and covenants in the Merger Agreement, including their agreements to use their best efforts to consummate the Merger and to take all steps necessary to obtain required governmental and third-party consents. In addition, St. Joseph has agreed with ONB to conduct its business in the ordinary course consistent with past practice between the execution of the Merger Agreement and consummation of the Merger and not to engage in certain kinds of transactions during this period. Further, St. Joseph has agreed to cause a meeting of its stockholders to be held to consider approval of the Merger and, subject to certain exceptions, not to solicit proposals relating to alternative business combination transactions or enter into discussions concerning or provide confidential information in connection with alternative business combination transactions.
Consummation of the Merger is subject to customary conditions, including approval of the holders of St. Joseph’s common stock, obtaining required governmental and third-party consents, the continued accuracy of the parties’ representations and warranties (generally subject to a materiality standard), material performance of all covenants and satisfaction by St. Joseph of a minimum closing time stockholder’s equity condition (as adjusted for certain items specified by the Merger Agreement). The parties anticipate that the Merger, assuming all approvals are received on a timely basis and all other conditions are satisfied or waived, will be closed during the first quarter of 2007.
The Merger Agreement contains certain termination rights for both ONB and St. Joseph, including the ability for either St. Joseph or ONB to terminate, with certain exceptions, the Merger Agreement if the Merger is not consummated by April 30, 2007.

In connection with the Merger Agreement, those directors of St. Joseph who own St. Joseph stock executed and delivered a voting agreement with ONB (the “Voting Agreement”) by which they agreed to vote their personal shares in favor of the Merger Agreement and the Merger at the St. Joseph stockholders meeting and agreed not to transfer their personal shares prior to closing of the Merger.
The foregoing descriptions of the Merger Agreement and Voting Agreement do not purport to be complete and are qualified in their entirety by reference to the respective agreements filed as exhibits hereto, each of which is incorporated into this report by reference.
The Merger Agreement, which has been included to provide investors with information regarding its terms, contains representations and warranties of each of ONB and St. Joseph. The assertions embodied in those representations and warranties were made for purposes of the Merger Agreement and are subject to qualifications and limitations agreed by the respective parties in connection with negotiating the terms of the Merger Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what a stockholder might view as material, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts. Investors should read the Merger Agreement together with the other information concerning ONB and St. Joseph that each company publicly files in reports and statements with the Securities and Exchange Commission (the “SEC”).
ITEM 7.01. REGULATION FD DISCLOSURE.
On October 23, 2006, ONB and St. Joseph issued a joint press release announcing the execution of the Merger Agreement. The press release is attached as Exhibit 99.1 and is incorporated herein by reference. Presentation slides made available on its website by ONB in connection with an investor conference on October 23, 2006 relating to the transaction described in the press release are furnished as Exhibit 99.2 to this report.
Additional Information About This Transaction
The Merger will be submitted to St. Joseph’s stockholders for their consideration. St. Joseph will file a proxy statement with the SEC to be sent to St. Joseph’s stockholders, and each of St. Joseph and ONB may file other relevant documents concerning the Merger with the SEC.
Stockholders of St. Joseph are urged to read the proxy statement to be filed by St. Joseph regarding the proposed transaction when it becomes available, because it will contain important information regarding the Merger. Stockholders will be able to obtain free copies of the proxy statement, as well as other filings containing information about ONB and St. Joseph, without charge, at the SEC’s Internet site (http://www.sec.gov). In addition, documents filed with the SEC by ONB will be available free of charge from

Shareholder Relations at One Main Street, Evansville, Indiana, 47708, or (812) 464-1296, and documents filed with the SEC by St. Joseph will be available at www.sjcb.com or by directing a request to St. Joseph, attn: Mark Secor, 3820 Edison Lakes Parkway, Mishawaka, Indiana 46545, telephone number: (800) 890-2798.
St. Joseph and its directors and executive officers and certain other members of management and employees are participants in the solicitation of proxies from St. Joseph’s stockholders in respect of the proposed transaction. Information regarding the directors and executive officers of St. Joseph is available in the proxy statement for its May 25, 2006 annual meeting of stockholders, which was filed with the SEC on April 13, 2006. Additional information regarding the interests of such potential participants will be included in the proxy statement relating to the transaction and the other relevant documents filed with the SEC when they become available.
Cautionary Statement Regarding Forward-Looking Information
Statements contained herein and in the attached exhibits regarding ONB’s outlook or expectations for earnings, revenues, expenses and/or other statements of belief regarding matters affecting ONB, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project” and other similar words and expressions.
Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. ONB does not assume any duty and does not undertake to update its forward-looking statements. Actual results or future events could differ, possibly materially, from those that ONB anticipated in its forward-looking statements, and future results could differ materially from its historical performance. ONB’s forward-looking statements regarding the Merger described in Exhibits 99.1 and 99.2 to this report (including those relating to expected accretion to earnings, synergies, opportunities for integration of product lines, and eliminations of expenses of St. Joseph) are impacted by a number of internal and external risks and uncertainties that are applicable to any such acquisition, such as the ability of Old National to execute its integration plan and eliminate expenses as quickly and efficiently as anticipated, risks associated with the acquired business, changes in the economy which could materially impact credit quality trends of the acquired business and its ability to generate loans and gather deposits, and the risk of significant changes in accounting, tax or regulatory practices or requirements. In addition, ONB’s forward-looking statements are subject to all of the cautionary factors and statements that ONB discusses in detail in its Form 10-K for the year ended December 31, 2005, in its 2006 Form 10-Qs and in the press release incorporated herein by reference to Exhibit 99.1. ONB’s forward-looking statements may also be subject to other risks and uncertainties, including those that ONB may discuss elsewhere in its filings with the SEC, accessible on the SEC’s website at www.sec.gov and on or through ONB’s corporate website at www.oldnational.com under “Shareholder Relations”.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(c) EXHIBITS
The following exhibits are deemed furnished pursuant to Item 7.01 hereof, and not filed, except Exhibits 2.1 and 2.2, which have been incorporated by reference in partial response to Item 1.01 of this report and shall be deemed filed as part hereof:

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of October 21, 2006 by and among Old National Bancorp, St. Joseph Capital Corporation and SMS Subsidiary, Inc. (the schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K).

2.2	Voting Agreement dated as of October 21, 2006, between Old National Bancorp and certain directors of St. Joseph Capital Corporation identified therein.

99.1	Press Release issued jointly by Old National Bancorp and St. Joseph Capital Corporation dated October 23, 2006.

99.2	Presentation Slides in connection with October 23, 2006 Investor Presentation of Old National Bancorp

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

OLD NATIONAL BANCORP
(Registrant)

	By:	/s/ Jeffrey L. Knight

Jeffrey L. Knight
Executive Vice President, Corporate Secretary and Chief Legal Counsel
Date: October 23, 2006

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of October 21, 2006 by and among Old National Bancorp, St. Joseph Capital Corporation and SMS Subsidiary, Inc. (the schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K).

2.2	Voting Agreement dated as of October 21, 2006, between Old National Bancorp and certain directors of St. Joseph Capital Corporation identified therein.

99.1	Press Release issued jointly by Old National Bancorp and St. Joseph Capital Corporation dated October 23, 2006.

99.2	Presentation Slides in connection with October 23, 2006 Investor Presentation of Old National Bancorp